Exhibit 99.1

Clayton, Dubilier & Rice Completes Acquisition of Focus Financial Partners

NEW YORK, NY – August 31, 2023 – Focus Financial Partners Inc. ("Focus" or the "Company"), a leading partnership of independent, fiduciary wealth management firms, Clayton, Dubilier & Rice, LLC ("CD&R"), and Stone Point Capital LLC ("Stone Point") today announced that they have completed the previously announced acquisition of Focus by funds affiliated with CD&R and Stone Point in an all-cash transaction for an enterprise value in excess of $7 billion.

"We are thrilled to mark this significant achievement in Focus's journey," said Rudy Adolf, Founder and CEO of Focus. "Our partnership with CD&R and Stone Point opens doors to new opportunities, enhanced resources, and increased value for our partner firms and their clients. We look forward to this next chapter of growth and evolution."

“We are excited to work alongside the Focus leadership team to build on the tremendous foundation they have already established by investing in the Company’s capabilities, operations and talent within Focus and across its partner firms,” said Dan Glaser, Chairman of Focus and an Operating Partner at CD&R. “We have deep appreciation for the entrepreneurial flair that exists within Focus, and we look forward to weaving the partnership closer together with a common purpose, shared capabilities and greater collaboration.”

"We look forward to continuing to work with the Focus team as they take advantage of the enhanced financial and operating flexibility they will have as a private company," said Fayez Muhtadie, Managing Director and Co-Head of Private Equity at Stone Point. "As a leader in independent wealth management, Focus is uniquely positioned to capitalize on the trends driving industry growth and consolidation."

With the completion of the transaction, Focus’s common stock has ceased trading and is no longer listed on NASDAQ.

Advisors

Jefferies LLC and Goldman Sachs & Co. LLC served as financial advisors and Potter Anderson & Corroon LLP served as legal counsel to the Special Committee of the Focus Board of Directors. Vinson & Elkins LLP, K&L Gates LLP and Davis Wright Tremaine LLP served as legal counsel to Focus.

Moelis & Company LLC, RBC Capital Markets, Truist Securities, Inc., BofA Securities, BMO Capital Markets, Citizens Capital Markets, Inc., Fifth Third Securities, and MUFG served as financial advisors to CD&R and Stone Point. Kirkland & Ellis LLP and Debevoise & Plimpton LLP served as legal counsel to CD&R on the transaction. Simpson Thacher & Bartlett LLP served as legal counsel to Stone Point.

About Focus Financial Partners Inc.

Focus Financial Partners Inc. is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives. For more information about Focus, please visit focusfinancialpartners.com.

About Clayton, Dubilier & Rice

Clayton, Dubilier & Rice is a private investment firm with a strategy predicated on building stronger, more profitable businesses across a broad range of industries, including Industrials, Healthcare, Business Services, Consumer, Technology, and Financial Services. Since its inception in 1978, CD&R has managed the investment of more than $40 billion in over 100 companies with an aggregate transaction value of more than $175 billion. For more information on CD&R, please visit www.cdr-inc.com and follow the Firm's activities through LinkedIn and @CDRBuilds on X/Twitter.

About Stone Point

Stone Point is an investment firm based in Greenwich, CT, with over $50 billion of assets under management. Stone Point targets investments in companies in the global financial services industry and related sectors. The firm invests in a number of alternative asset classes, including private equity through its flagship Trident Funds. Stone Point also manages both liquid and private credit funds and managed accounts. In addition, Stone Point Capital Markets supports our firm, portfolio companies and other clients by providing dedicated financing solutions. For more information on Stone Point, please visit www.stonepoint.com.

Cautionary Note Concerning Forward-Looking Statements

This release contains certain forward-looking statements that reflect Focus’s current views with respect to certain current and future events. These forward-looking statements are, and will be, subject to many risks, uncertainties and factors relating to Focus’s operations and business environment which may cause future events to be materially different from these forward-looking statements or anything implied therein. Any forward-looking statements in this release are based upon information available to Focus on the date of this release. Focus does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could affect Focus may be found in Focus’s filings with the Securities and Exchange Commission.

Investor and Media Contacts

Focus Financial Partners

Tina Madon

Senior Vice President

Head of Investor Relations & Corporate Communications

Tel: (646) 813-2909

tmadon@focuspartners.com

Clayton, Dubilier & Rice

Jon Selib

Managing Director

Global External Affairs Leader

Tel: (202) 725-8798

jselib@cdr-inc.com

Stone Point Capital

Mary Manin

Head of Marketing & Investor Relations

Tel: (203) 862-3126

mmanin@stonepoint.com